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                                                                    Exhibit 3.37

Cert No. 218246

                          COMPANIES ACTS, 1963 to 1990

                            COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION


                            MEMORANDUM OF ASSOCIATION

                                       of

                               CHC IRELAND LIMITED

            (as amended by Special resolution dated 10 October, 2000)


1.      The name of the company is CHC Ireland Limited

2.      The objects for which the Company is established are:

        (1)     (i)     To carry on business as transport contractors and
                        equipment hirers and to establish, maintain, work and carry on lines of aerial communications by means of helicopters, aeroplanes, seaplanes, flying boats, hovercraft and other aerial conveyances between such countries and places as may be thought fit; to purchase, acquire, maintain, repair, alter, sell, lease, demise, and dispose of, act as agents for, or managers of, and to own, manage and trade with helicopters, aeroplanes, seaplanes, flying boats, hovercraft and other aerial conveyances; to carry on business as carriers of passengers, goods and mail by air, land and sea; to participate in, undertake, perform and carry out all kinds of commercial trading and financial operations, and all or any of the operations ordinarily performed by import, export and general merchants, transport contractors, carriers of passengers and freight, agents, factors, shippers, traders, distributors, capitalists and financiers.

                (ii) To carry on business as aeronautical experts and consultants; to act as agents for all types of aircraft, hovercraft, aviation equipment, components, spares and replacements, brokers for the hire and charter of aircraft and hovercraft of all kinds; to supply or hire and to act as brokers for the supply and hiring of the services of pilots, engineers and allied staff in the aircraft and allied industries; to operate in respect of aerial photography, aerial survey, rescue work and all types of aerial work, and the protection and propagation of plants, trees and crops by the aerial spraying of insecticides and agricultural chemicals and the aerial spreading of fertilisers.

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                (iii)   To establish, equip, heliports, aerodromes, hangars,
                        aircraft and/or helicopter bases, mooring posts, garages, housing and storage accommodation, flying and practice grounds and waters and to design, build, construct, assemble, modify helicopters, aeroplanes, hovercraft, fly boats, seaplanes and other aircraft together with components, engines and ancillary equipment thereof; to design, construct, modify and repair agricultural equipment for the spraying of insecticides and agricultural chemicals and the spreading of fertilisers.

        (2) To carry on any other business except the issuing of policies of insurance, which may seem to the Company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

        (3) To invest any monies of the Company in such investments (other than shares in the Company) and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

        (4) To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company or carrying on any business capable of being carried on so as, directly or indirectly, to benefit this Company.

        (5) To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

        (6) To acquire and undertake the whole or any part of the business, property, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on, or which can be conveniently carried on in connection with the same, or may seem calculated directly or indirectly to benefit the Company.

        (7) To employ the funds of the Company in the development and expansion of the business of the Company and all or any of its subsidiary or associated companies and in any other company whether now existing or hereafter to be formed and engaged in any like business of the Company or any of its subsidiary or associated companies or of any other industry ancillary thereto or which can conveniently be carried on in connection therewith.

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        (8)     To lend money to such persons or companies either with or
                without security and upon such terms as may seem expedient.

        (9) To borrow or raise or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the Company's property, both present and future, including its uncalled capital, and to purchase, redeem or pay off any such securities.

        (10) To adopt such means of making known the Company and its products and services as may seem expedient.

        (11) To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose or otherwise deal with all or any part the property, undertaking, rights or assets of the Company and for such consideration as the Company might think fit. Generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

        (12) To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

        (13) To provide services of any kind including the carrying on of advisory, consultancy, brokerage and agency business of any kind.

        (14) To guarantee, grant indemnities in respect of, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company, or by both such methods, the performance of the contracts or obligations of and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of any person, firm or company, including (without prejudice to the generality of the foregoing) any company which is for the time being the Company's holding company as defined by Section 155 of the Companies Act, 1963, or another subsidiary as defined by the said Section of the Company's holding company or otherwise associated with the Company in business notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee or other arrangement or transaction contemplated herein.

        (15)    To amalgamate with any other company.

        (16) To apply for, purchase or otherwise acquire any patents, brevets d'invention, licences, trade marks, technology and know-how and the like conferring any exclusive or non-exclusive or limited right to use or any secret or other information as to any invention or technology which may seem capable of being used, for any of the purposes of the Company or the acquisition of which may seen calculated directly or indirectly to benefit the Company, and to use, exercise,

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                develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

        (17) To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture or otherwise with any person or company or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

        (18) To grant pensions or gratuities (to include death benefits) to any officers or employees or ex-officers or ex-employees of the company, or its predecessors in business or the relations, families or dependants of any such persons, and to establish or support any noncontributory or contributory pension or superannuation funds, any associations, institutions, clubs, buildings and housing schemes, funds and trusts which may be considered calculated to benefit any such persons or otherwise advance the interests of the Company or of its members.

        (19) To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

        (20) To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares in the Company's capital or any debentures, debenture stock or other securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business.

        (21) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, letters of credit and other negotiable or transferable instruments.

        (22) To undertake and execute any trusts the undertaking whereof may seem desirable, whether gratuitously or otherwise.

        (23) To procure the Company to be registered or recognised in any country or place.

        (24) To promote freedom of contract and to counteract and discourage interference therewith, to join any trade or business federation union, or association, with a view to promoting the Company's business and safeguarding the same.

        (25) To do all or any of the above things in any part of the world as principal, agent, contractor, trustee or otherwise, and by or through trustees, agents or otherwise and either alone or in conjunction with others.

        (26) To distribute any of the property of the Company in specie among the members.

        (27) To do all such other things as the Company may think incidental or conducive to the attainment of the above objects or any of them.

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        NOTE A: The objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in no wise limited or restricted by reference to, or inference from, the terms of any other paragraph.

        NOTE B: It is hereby declared that the word "company" in this clause (except where it refers to this Company) shall be deemed to include any partnership or other body of persons, whether or not incorporated and whether formed in Ireland or elsewhere.

3.      The liability of the members is limited.

4. The share capital of the Company is IR(pound)1,000,000 divided into 1,000,000 shares of IR(pound)1 each.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the Company set opposite our respective names

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Names, Addresses and Descriptions                    Number of shares
of Subscribers                                       taken by each Subscriber

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Patrick Connolly                                     One

1 Glenside Villas,
Palmerstown,
Dublin 20.

(Company Secretarial Assistant)

Alan Fitzpatrick                                     One

23, Watermeadow Park,
Old Bawn,
Tallaght,
Dublin 24.

(Company Secretary)

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Dated the 30th day of May, 1994

Witness to the above signatures:

Nollaig Greene

1, Earlsfort Centre,
Hatch Street,
Dublin 2.

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                          COMPANIES ACTS, 1963 to 1990

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       of

                               CHC IRELAND LIMITED

            (as amended by Special Resolution dated 10 October, 2000)


                                   PRELIMINARY

1. Table A: The regulations in Part II of Table A in the First Schedule to the Act (as amended by the Acts) will apply to the company subject to the alterations herein contained and will, so far as not inconsistent with these presents, bind the company and the shareholders.

2.      Definitions: In these articles, unless the context otherwise requires:

        "the 1983 Act," means the Companies (Amendment) Act, 1983;

        "the 1990 Act" means the Companies Act, 1990;

        "the Acts" means the Companies Acts, 1963 to 1990;

        "the Auditors" means the auditors or auditor for the time being of the company;

        "the Single-Member Company Regulations" mean the European Communities (Single-Member Private Limited Companies) Regulations, 1994;

        "Ireland" means Ireland excluding Northern Ireland and all references in Table A to "the State" will be construed as meaning references to Ireland; and

        "Table A" means Table A in the First Schedule to the Act.

3.      Interpretation:

        3.1 All references in Table A to the Companies Acts, 1963 to 1983 will be construed as references to the Acts.

        3.2 Unless the contrary is dearly stated, reference to any section of any of the Acts is to such section as same may be amended, extended or re-enacted (whether before or after the date hereof) from time to time.

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        3.3     Reference to any legislation or document includes that
                legislation or document as amended or supplemented from time to time.

        3.4 Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine, and words importing persons include corporations.

        3.5 Headings are inserted for convenience only and do not affect the construction of these articles.

                                  SHARE CAPITAL

4. Capital Structure: The capital of the company is IR(pound)1,000,000 divided into 1,000,000 Ordinary Shares of IR(pound)1 each.

5. Directors' Authority to Allot Shares: The directors are generally and unconditionally authorised to exercise all powers of the company to allot relevant securities (as defined for the purposes of section 20 of the 1983 Act) up to an amount equal to the authorised but as yet unissued share capital of the company, and such authority will expire five years from the date of incorporation of the company save that the company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred thereby had not expired.
        Section 23(1) of the 1983 Act is hereby excluded in its application in relation to all allotments by the company of equity securities as defined for the purposes of that section.

6. Purchase of own Shares: Subject to and in accordance with the provisions of the Acts, the company may purchase its own shares (including any redeemable shares).

7. Financial Assistance: The company may give any form of financial assistance which is permitted by the Acts for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the company or in the company's holding company and regulation 10 of Part I of Table A will be modified accordingly.

                               TRANSFER OF SHARES

8. The instrument of transfer of a fully paid up share need not be signed by or on behalf of the transferee and regulation 22 of Part I of Table A will be modified accordingly.

                                GENERAL MEETINGS

9. General Meetings outside Ireland: Annual general meetings shall be held in Ireland unless in respect of any particular meeting either all the members entitled to attend and vote at such meeting consent in writing to its being held elsewhere or a resolution providing that it be held elsewhere has been passed at the preceding annual general meeting. Extraordinary general meetings may be held in or outside Ireland. Regulation

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        47 of Part I of Table A will not apply and regulation 50 will be construed as if the words "within the State" were deleted therefrom.

10. Auditors' Requisition: An extraordinary general meeting shall be convened upon the requisition of the Auditors under the circumstances described in section 186 of the 1990 Act, as well as upon the requisition described in regulation 50 of Part I of Table A.

                         PROCEEDINGS AT GENERAL MEETINGS

11. Proxies: In regulation 70 of Part I of Table A the words "not less than 48 hours before the time for holding" and "not less than 48 hours before the time appointed for" will be deleted and there shall be substituted therefor the words "before the commencement of" on both occasions.

12. Poll: A poll may be demanded at any general meeting by any member present in person or by proxy who is entitled to vote thereat and regulation 59 of Part I of Table A will be modified accordingly.

                                VOTES OF MEMBERS

13.     For so long as:

        13.1    the company holds shares as treasury shares; or

        13.2    any subsidiary of the company holds shares in the company

        the company or the subsidiary as the case may be shall not exercise any voting rights in respect of the shares and regulations 63 to 73 of Part I of Table A will be modified accordingly.

                        RESOLUTIONS IN WRITING BY MEMBERS

14. a resolution in writing made pursuant to regulation 6 of Part II of Table A may consist of one document or two or more documents to the same effect each signed by one or more members.

                              SINGLE-MEMBER COMPANY

15. If at any time the company has only one member, that is to say that all the issued shares of the company are registered in the name of a sole person (whether a natural person or a body corporate), it will be a single member company within the meaning of the Single-Member Company Regulations. If and so long as the company is a single-member company, the following provisions will apply notwithstanding anything to the contrary in these Articles or Table A:

        15.1 Annual General Meetings: The sole member may decide to dispense with the holding of annual general meetings. Such decision will be effective for the year in which it is made and subsequent years, but nevertheless the sole member or the

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                Auditors may require the holding of an annual general meeting in any such year in accordance with the procedure laid down in the Single-Member Company Regulations.

        15.2 Where a decision to dispense with the holding of annual general meetings is in force, the accounts and the directors' and Auditors' reports that would otherwise be laid before an annual general meeting shall sent to the sole member as provided in the Single-Member Company Regulations, and the provisions of the Acts with regard to the annual return and the accounts which apply by reference to the date of the annual general meeting will be construed as provided in the Single-Member Company Regulations.

        15.3 Quorum at General Meetings: The sole member, present in person or by proxy, is a sufficient quorum at a general meeting.

        15.4 Resolutions of Shareholders: All matters requiring a resolution of the company in general meeting (except the removal of the Auditors from office) may be validly dealt with by a decision of the sole member. The sole member must provide the Company with a written record of any such decision or, if it is dealt with by a written resolution under regulation 6 of Part II of Table A, with a copy of that resolution, and the decision or resolution shall be recorded and retained by the company.

        15.5 Contracts with Sole Member. Where the company enters into a contract with the sole member which is not in the ordinary course of business and which is not in writing, and the sole member also represents the company in the transaction (whether as a director or otherwise), the directors shall ensure that the terms of the contract are forthwith set out in a written memorandum or are recorded in the minutes of the next directors' meeting.

16. If and whenever the company becomes a single-member company or ceases to be a single-member company, it shall notify the Registrar of Companies as provided in the Company Regulations.

                                    DIRECTORS

17. No Share qualification: A director or alternate director will not be required to hold any shares in the company by way of qualification, and regulation 77 of Part I of Table A will not apply.

18. Directors' Right to Attend Meeting: A director who is not a member of the company will nevertheless be entitled to receive notice of, attend and speak at any general meeting or separate meeting of the holders of any class of shares, and regulation 136 of Part 1 of Table A will be modified accordingly.

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                         POWERS AND DUTIES OF DIRECTORS

19. Powers to Borrow and Grant Security: The directors may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and, subject to section 20 of the 1983 Act, to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability, or obligation of the company or of any third party. Regulation 79 of Part I of Table A will not apply.

20. Interests In Contracts: The obligations of a director to disclose the nature of his interest in any contract or proposed contract with the company will apply equally to any shadow director who shall declare his interest in the manner prescribed by section 27(3) of the 1990 Act.

21. Directors' Contracts: No contract will be entered into by the company for the employment of, or the provision of services by, a director or a director of a holding company of the company containing a term to which section 28 of the 1990 Act applies without obtaining the approval provided for in that section, and regulation 85 of Part I of Table A will be modified accordingly.

                          DISQUALIFICATION OF DIRECTORS

22.     The office of director will be ipso facto vacated if the director:

        22.1 becomes prohibited from being a director of the company by reason of any declaration or order made under section 150 or 160 of the 1990 Act; or

        22.2 is removed from office by notice in writing served upon him signed by all his co-directors as well as under the circumstances described Regulation 91 of Part I of Table A.

                            ROTATION AND RE-ELECTION

23. The directors will not retire by rotation, or require to be re-elected in general meeting following appointment by the directors. Regulations 92 to 100 inclusive of Part I of Table A will be modified accordingly.

                            PROCEEDINGS OF DIRECTORS

24. Participation in Board Meetings by Telephone: Any director (including an alternate) or any member of a committee of directors may participate in a meeting of the directors or a committee of directors of which he is a member by means of a conference telephone or similar communicating equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner will be deemed to constitute presence in person (or, as the case may be, by alternate) at such meeting but, for the purposes of determining whether the quorum for the transaction of business exists, any director or committee member in telephonic communication with a meeting of

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        directors or of a committee as the case may be will not be counted in the quorum, and regulation 102 of Part I of Table A will be modified accordingly.

25. Committees of Directors: The meetings and proceedings of any committee formed by the directors will be governed by the provisions of these articles regulating the meetings and proceedings of directors so far as the same are applicable and are not superseded by any regulations imposed on such committee by the directors.

                       RESOLUTIONS IN WRITING BY DIRECTORS

26. A resolution in writing signed by each director (or his alternate director) will be as valid as if it had been passed at a meeting of the directors duly convened and held, and may consist of one document or two or more documents to the same effect each signed by one or more directors (or their alternates or substitutes), and regulation 109 of
        Part I of Table A will be modified accordingly.

                               EXECUTIVE DIRECTORS

27. The directors may from time to time appoint one or more of themselves to be managing director or any other category of executive director for such period and on such terms as to remuneration or otherwise as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. Regulations 110 and 111 of Part I of Table A will not apply and regulation 112 will apply to all executive directors as it applies to a managing director.

                               ALTERNATE DIRECTORS

28. Any director nay from time to time appoint any person to his alternate. The appointee, while he holds office as an alternate, will be entitled to notice of meetings of the directors and to attend and vote thereat as a director, but will not be entitled to be remunerated otherwise than out of the fees of the director appointing him. Any appointment under this Article shall be effected by notice in writing given by the appointer to the Secretary. Any appointment so made may be revoked at any time by the appointer by notice in writing given by the appointer to the Secretary, and an alternate's appointment will ipso facto come to an end if for any reason the director appointing him ceases to be a director.

29. An alternate may exercise all the powers, rights, duties and authorities of the director appointing him (other than the right to appoint an alternate hereunder).

30. A person may act as an alternate for more than one director and while he is so acting will be entitled to a separate vote for each director he is representing and, if he is himself a director, his vote or votes as an alternate will be in addition to his own vote. An alternate will be counted for the purpose of reckoning whether a quorum is present at any meeting attended by him at which he is entitled to vote, but where he is himself a director or is the alternate of more than one director he will only be counted once for such purpose.

31.     Regulation 9 of Part II of Table A will not apply.

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                                    THE SEAL

32. An alternate who is not also a director will be entitled to sign or countersign an instrument to which the seal is affixed as if he were the director who appointed him, and regulation 115 of Part I of Table A will be modified accordingly.

                                    ACCOUNTS

33. The company will comply with the provisions of the Acts and all other relevant legislation with regard to accounts, and regulations 125 to 129 of Part I of Table A will be modified accordingly.

                            CAPITALISATION OF PROFITS

34. The reference in regulation 130 to section 64 of the Act will be construed as a reference to section 207 of the 1990 Act.

                                    AUDITORS

35. The Auditors will be appointed and removed and their rights and duties regulated in accordance with the Acts. The Auditors will be entitled to attend any general meeting and to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive, and to be heard on any art of the business which concerns them as auditors. Regulation 132 of Part I of Table A will not apply.

                                    INDEMNITY

36. Subject to the Acts, every director, managing director, agent, auditor, secretary and other officer for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 391 of the Act in which relief is granted to him by the court. Regulation 138 of Part I of Table A will not apply.

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                Names, Addresses and Descriptions of Subscribers

--------------------------------------------------------------------------------

Patrick Connolly

1, Glenside Villas,
Palmerstown,
Dublin 20.

(Company Secretarial Assistant)

Alan Fitzpatrick

23, Watermeadow Park,
Old Bawn,
Tallapht,
Dublin 24.

(Company Secretary)


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Dated the 30th day of May, 1994

Witness to the above signatures:

        Nollaig Greene

        1, Earlsfort Centre,
        Hatch Street,
        Dublin 2.

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